Exhibit 99.2

FOR IMMEDIATE RELEASE

Tim Hortons Inc. announces changes to strengthen and streamline executive management structure

Key Company veterans appointed to new leadership roles

OAKVILLE, ONTARIO, (April 30, 2008): Tim Hortons Inc. (NYSE:THI, TSX: THI) today announced key changes in accountabilities within its senior executive structure.

Executives within the newly announced structure report directly to Don Schroeder, President and CEO, and the appointments take effect May 1, 2008. Mr. Schroeder will continue to report to Paul House, Executive Chairman. These changes are designed to strengthen and streamline the executive structure and enhance accountabilities for the major operations of the business.

Roland Walton, 52, has been appointed Chief Operations Officer, Canada. Mr. Walton will directly oversee operations, restaurant development and the growth strategy for the Canadian segment. Mr. Walton will also assume responsibility for Operations Standards and Operations Training for the Tim Hortons brand.

David Clanachan, 46, has been appointed Chief Operations Officer, United States and International. Mr. Clanachan will directly oversee operations, restaurant development and the growth strategy for the U.S. segment, including restaurant development activities. Mr. Clanachan will also directly oversee the international operations and growth strategy, an area of growing focus for the Company.

Bill Moir, 59, has been appointed Chief Brand and Marketing Officer, and as President of the Tim Horton Children’s Foundation. Mr. Moir will also assume accountability for research and development, aligning product research and innovation programs with the Company’s brand and marketing activities.

Cynthia Devine, 43, will be expanding her current responsibilities as Chief Financial Officer, and will assume accountability for the Company’s manufacturing operations and vertical integration strategy. These manufacturing operations include Maidstone Coffee and Fruition, Fruits and Fills, a fondant and fills facility.

Bruce Wallace, 54, has been appointed Executive-Vice President, Supply Chain, and as a member of the executive team, reflecting the importance of the supply chain within the Company’s business model and to Tim Hortons store owners. Mr. Wallace has extensive supply chain experience and was previously responsible for the Company’s distribution centers. Mr. Wallace will continue to oversee distribution and will now also oversee food and equipment purchasing.

Brigid Pelino, 44, has been appointed Senior Vice-President, Human Resources and as a member of the executive team. Ms. Pelino has led the Human Resources function at Tim Hortons for several years.

In addition to these appointments, the Legal function will continue to report directly to the President and CEO. Steven Johnston, Senior Vice-President, Real Estate, has been appointed to the executive team and will provide direct support for restaurant design, development and construction to the Canadian and U.S. & International segments respectively.

Coinciding with these executive structure changes, a number of senior management changes below the executive officer level have been made to streamline and strengthen the management team. The Company will record a one-time restructuring charge of approximately $3.8 million, to be recorded in the second quarter, to implement the new structure. Approximately $1.5 million in future annualized, sustainable savings are expected from the new streamlined structure.

“We are fortunate to have incredible talent within our executive management team to lead our business. With clear accountabilities and operating mandates for our senior executives, the new structure leverages their unique strengths and leadership capabilities,” said Don Schroeder, President and CEO. “The new structure creates focused executive oversight for key Company priorities including a dedicated focus on our core Canadian business, our emerging businesses in the U.S. and internationally, as well as aligning menu innovation with our brand building activities and focusing manufacturing operations under one executive,” added Schroeder.

Tim Hortons to host conference call at 2:30 p.m. on May 1st, 2008

Tim Hortons will host a conference call to discuss first quarter 2008 earnings beginning at 2:30 p.m. Eastern Daylight Time (EDT) on Thursday, May 1, 2008. President and CEO Don Schroeder will address the executive transition during this call. Investors and the public may listen to the conference call by calling (647) 427-3420 or 1-888-300-0053. No access code is required. Alternatively, a simultaneous webcast of the conference call will be available at www.timhortons.com. A replay of the call will be available for one year at our web-site under the “audio archives” tab under the “Investor Information” section, and can be accessed at 1-888-567-0782, enter passcode: 43574174. A slide presentation will be available to coincide with the conference call, and can be accessed at www.timhortons.com under the investor information section, by clicking on the “Presentations” tab.

Tim Hortons Inc. Overview

Tim Hortons is the fourth largest publicly-traded quick service restaurant chain in North America based on market capitalization, and the largest in Canada. Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes coffee and donuts, premium coffees, flavored cappuccinos, specialty teas, home-style soups, fresh sandwiches and fresh baked goods. As of March 30, 2008, Tim Hortons had 3,238 systemwide restaurants, including 2,839 in Canada and 399 in the United States. More information about the Company is available at www.timhortons.com.

CONTACTS:

INVESTORS: Scott Bonikowsky: (905) 339-6186 or investor_relations@timhortons.com

MEDIA: Rachel Douglas: (905) 339-6277 or douglas_rachel@timhortons.com

Executive Biographies:

Paul D. House, 64, is Executive Chairman of Tim Hortons, a position he was appointed to as of March 1, 2008. Prior to his most recent appointment, Mr. House was Chairman, President & CEO. Mr. House joined the Company as Vice-President of Marketing in 1985. In January of 1993, Mr. House was named Chief Operating Officer, then President and Chief Operating Officer in 1995, and Chief Executive Officer in November of 2005. Mr. House was named Chairman of the Board in February, 2007. He was a director on the Wendy’s Board from 1998 until his resignation from that Board in February, 2007. Mr. House is a member of the Board of Directors of The Tim Horton Children’s Foundation and serves on the Advisory Board for Brock University Business School. Mr. House joined Dairy Queen® Canada in 1972 and held various management positions until his promotion to Vice-President of Canadian Operations, responsible for the business in Canada. Mr. House holds a B.A. in Economics from McMaster University.

Donald B. Schroeder, 61, is President and CEO and a member of the Board of Directors. Mr. Schroeder’s appointment as President and CEO took effect March 1, 2008. Mr. Schroeder joined the Company in 1991 as Vice-President of Human Resources and International Development. He was named Executive Vice-President of Administration in 1995, responsible for Human Resources, Administration, Manufacturing, and Distribution. Mr. Schroeder also assumed the role of General Counsel, Corporate Secretary and Chief Compliance Officer in 2006 when Tim Hortons became a standalone public company. Mr. Schroeder was previously President of The Tim Horton Children’s Foundation, a position he held since 1991. Mr. Schroeder holds a Bachelor of Laws degree from the University of Western Ontario and a Master of Laws degree from Osgoode Hall Law School.

David F. Clanachan, 46, joined the Company in 1992 and has held various positions in Operations until he was promoted to the position of Vice-President, Operations—Western Ontario in 1997. Prior to joining the Company, he was a Director of Operations for an international food company, with approximately 12 years of experience in the industry. Mr. Clanachan is also the operations lead in the Company’s joint venture with IAWS. Mr. Clanachan holds a Bachelor of Commerce degree from the University of Windsor. Mr. Clanachan serves on the School of Hospitality and Tourism, Management Policy Advisory Board for the University of Guelph and as a director of the Canadian Hospitality Foundation.

Cynthia J. Devine, 43, joined the Company in November 2003 as Senior Vice-President of Finance and Chief Financial Officer, responsible for overseeing accounting, financial reporting, investor relations, financial planning and analysis, tax, internal audit, and information systems, for Tim Hortons. She was promoted to Executive Vice-President of Finance and Chief Financial Officer in April 2005. Prior to joining the Company, Ms. Devine served as Senior Vice-President Finance for Maple Leaf Foods®, a large Canadian food processing company, and from 1999 to 2001, held the position of Chief Financial Officer for Pepsi-Cola® Canada. Ms. Devine, a Canadian Chartered Accountant, holds an Honors Business Administration degree from the University of Western Ontario.

Stephen A. Johnston, 51, joined the Company in July 1995 as Corporate Counsel for Atlantic Canada. In early 1998, Steve assumed additional accountability as Area Training, and was subsequently promoted to Director, Atlantic Canada Operations November 1998. In January 2004, he assumed the position of Regional Vice President, Atlantic Operations. In March 2006, Steve was promoted in Senior Vice-President, Development. In this capacity, Steve was responsible for the Development function of both Canada and the U.S. Mr. Johnston was admitted to the Nova Scotia Barristers Society in August 1986, holds a Bachelor of Law from the University of New Brunswick and a Bachelor of Commerce from Mount Allison University.

William A. Moir, 59, joined the Company in 1990 as Vice-President of Marketing, and was promoted to Executive Vice-President of Marketing in 1997. Prior to joining the Company, Mr. Moir gained extensive marketing management experience, holding key positions with K-Tel®, Shell Oil® and Labatt Breweries®. He is a Director and past Chairman of the Coffee Association of Canada. Prior to becoming President of the Tim Horton Children’s Foundation, Mr. Moir was a member of the Board of Directors. Mr. Moir holds an Honours Business degree from the University of Manitoba.

Brigid V. Pelino, 44, joined the Company in 1991 as Vice President, Human Resources, with responsibility for all aspects of Human Resource strategy for both Canada and the United States. Prior to joining the Company, Brigid worked in increasingly senior level Human Resource positions for Canadian Tire Corporation®, Honeywell International® and General Electric®. Ms Pelino holds a Honours Bachelors degree in Economics and Accounting and a Masters degree in Industrial Relations, both from the University of Toronto.

Bruce A. Wallace, 54, joined the company in 1992 as Director of Purchasing. In 1993 he took on the added responsibility of the company’s distribution business. In 2001 he was named Vice- President of Logistics and Purchasing. Prior to joining the company, Mr. Wallace held the position of Director of Purchasing for Dairy Queen® Canada. He gained extensive supply chain experience over the 17 years with that company. He is a past Chairman of the Private Motor Truck Council of Canada and a graduate of Sheridan College.

Roland M. Walton, 52, joined the Company in 1997 as Executive Vice-President of Operations, responsible for operations in both Canada and the U.S. His restaurant industry experience includes Wendy’s Canada, Pizza Hut® Canada and Pizza Hut USA. In 1995, Mr. Walton held the position of Division Vice-President for Pizza Hut USA’s Central Division. He is an Executive Board Member of the Canadian Restaurant and Food Services Association and has been involved on the Board for more than a decade. Mr. Walton holds a Bachelor of Commerce degree from the University of Guelph.